                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(E)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           NATIONAL RECORD MART, INC.
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

[ X ]  No fee required

                           NATIONAL RECORD MART, INC.
                                507 FOREST AVENUE
                          CARNEGIE, PENNSYLVANIA 15106

                                 AUGUST 13, 1998


Dear Stockholder:

                  You are cordially invited to attend the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of National Record Mart, Inc. (the "Company").

                           Place:           James H. Reed Building
                                            435 Sixth Avenue, Ninth Floor
                                            Pittsburgh, Pennsylvania 15219

                           Date:            Thursday, September 17, 1998

                           Time:            9:30 a.m. local time

                  The Notice of the Annual Meeting and Proxy Statement accompany this letter. The Proxy Statement describes the business to be transacted at the Annual Meeting and provides other information concerning the Company. The principal business to be transacted at the Annual Meeting will be (i) election of four directors (ii) ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 27, 1999 and (iii) such other business as may properly come before the Annual Meeting and any adjournments thereof. The Board of Directors recommends that stockholders vote for the election of the nominated directors and the ratification of the appointment of Ernst & Young LLP.

                  We know many of our stockholders will be unable to attend the Annual Meeting. Proxies are therefore solicited so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend the Annual Meeting, we hope you will have your stock represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have been given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

                                          Sincerely,


                                          William A. Teitelbaum
                                          President, Chief Executive Officer and
                                          Chairman of the Board

--------------------------------------------------------------------------------
                                    IMPORTANT
A PROXY CARD IS ENCLOSED HEREWITH. ALL STOCKHOLDERS ARE URGED TO COMPLETE AND MAIL THE PROXY CARD PROMPTLY. THE ENCLOSED ENVELOPE FOR RETURN OF THE PROXY CARD REQUIRES NO POSTAGE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY PERSONALLY VOTE ON ALL MATTERS THAT ARE CONSIDERED, IN WHICH EVENT THE SIGNED PROXY WILL BE REVOKED.

                    IT IS IMPORTANT THAT YOUR STOCK BE VOTED
--------------------------------------------------------------------------------

                                     (LOGO)

                           NATIONAL RECORD MART, INC.
                                507 FOREST AVENUE
                          CARNEGIE, PENNSYLVANIA 15106

          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS--SEPTEMBER 17, 1998

         Notice is hereby given of the Annual Meeting of Stockholders of National Record Mart, Inc. (the "Company"), which will be held at the James H. Reed Building, 435 Sixth Avenue, 9th Floor, Pittsburgh, Pennsylvania, at 9:30 a.m. (local time) on Thursday, September 17, 1998, for the following purposes:

        (1) To elect four directors of the Company to serve until the next annual meeting and until their successors are chosen and qualified;

        (2) To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 27, 1999; and

        (3) To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

         Only stockholders of record at the close of business on July 27, 1998 are entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available during the period ten (10) days prior to the date of the Annual Meeting for examination by any stockholder, for any purpose appropriate to the Annual Meeting during ordinary business hours at 507 Forest Avenue, Carnegie, Pennsylvania.

         Your vote is important. A proxy and return envelope are enclosed for your convenience. Please complete and return your proxy card as promptly as possible.

                      By Order of the Board of Directors,



                                Theresa Carlise
                                   Secretary
Pittsburgh, PA
August 13, 1998

         IMPORTANT: YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE REQUIRING NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE. PROMPT RETURN OF THE PROXY WILL ASSURE A QUORUM AND SAVE THE COMPANY UNNECESSARY EXPENSE. YOUR PROXY MAY BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

August 13, 1998


                           NATIONAL RECORD MART, INC.
                                507 FOREST AVENUE
                          CARNEGIE, PENNSYLVANIA 15106

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 17, 1998

                               GENERAL INFORMATION

                  This Proxy Statement is furnished to the stockholders of National Record Mart, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, September 17, 1998 at the James H. Reed Building, 435 Sixth Avenue, Pittsburgh, Pennsylvania.

                  A copy of the Notice of Annual Meeting of Stockholders accompanies this Proxy Statement. The 1998 Annual Report to the Stockholders (which does not form a part of the proxy solicitation materials), including the financial statements of the Company for the fiscal year ended March 28, 1998 ("Fiscal Year 1998"), is enclosed herewith. It is anticipated that the mailing of this Proxy Statement and the form of proxy will commence on August 13, 1998.


                       RECORD DATE AND OUTSTANDING SHARES

                  The Company has only one class of voting securities, its common stock, par value $.01 per share (the "Common Stock"). On the record date, July 27, 1998, 4,897,679 shares of Common Stock were outstanding. Each stockholder of record at the close of business on July 27, 1998 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the meeting. Stockholders are not entitled to cumulative voting rights in the election of directors.

                                QUORUM AND VOTING

                  The Bylaws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, will constitute a quorum at the Annual Meeting. Votes at the Annual Meeting will be tabulated by the Secretary of the Company. Shares of the Common Stock represented by a properly signed and returned proxy will be considered as present at the Annual Meeting for purposes of determining a quorum.

                  The shares represented by any proxy given pursuant to this solicitation will be voted at the Annual Meeting and, if a choice is specified on the proxy, will be voted in accordance with such specification. In the event no choice is specified on the proxy, the shares represented by such proxy will be voted FOR (i) election of the nominees for directors set forth herein and
(ii) ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 27, 1999. A nominee for election to the Board of Directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting by holders of shares of the outstanding Common Stock. The appointment of Ernst & Young LLP will be ratified if the proposal receives the affirmative vote of the majority of the outstanding shares, present in person or by proxy, at the meeting. Proxies will be received and tabulated by Chase Mellon Shareholder Services, the Company's transfer agent.

                  So far as is presently known, there is no business to be transacted at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Stockholders and described herein and it is not anticipated that other matters will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors or as auditor should decline or be unable to serve, the persons named in the proxy will vote on the same in accordance with their discretion. Shares which are present, or represented by proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote ("abstentions") or whether a broker with discretionary authority fails to exercise its discretionary authority to vote ("broker non-votes"). However, abstentions and broker non-votes have no effect on the determination of whether a plurality exists with respect to a given nominee for director. Abstentions and broker non-votes have the effect of voting against any other proposal.

                             REVOCABILITY OF PROXIES

                  A proxy may be revoked by the person giving it before it is voted by (i) delivering to the Secretary of the Company, at the address listed at the beginning of this Proxy Statement, a written notice of revocation which must be signed in exactly the same manner as the proxy, (ii) filing with the Secretary of the Company a duly executed proxy which bears a later date or (iii) delivering a signed, written revocation to the Inspector of Elections at the Annual Meeting. Revocations and subsequent proxies will be honored only if received at the Company's offices on or before September 11, 1998 or delivered to the Inspector of Elections at the Annual Meeting prior to the convening thereof. Presence at the Annual Meeting alone will not revoke the proxy.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

                  The following table sets forth certain information as to the beneficial ownership of the Common Stock by (i) each current director or nominee for director, (ii) each executive officer listed in the Summary Compensation Table, (iii) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock and (iv) all directors, nominees for directors and executive officers of the Company as a group. The information in the table and the related footnotes pertaining to directors and executive officers is based upon data furnished to the Company by or on behalf of such persons. Unless otherwise indicated, each of the following stockholders has sole voting and sole investment power with respect to the shares beneficially owned by such stockholder.

                                            SHARES BENEFICIALLY OWNED
            NAME AND ADDRESS                        NUMBER             PERCENT
            ----------------                        ------             -------

William A. Teitelbaum                            1,260,998(1)           25.2%

Theresa Carlise                                     13,000(2)             *

Irwin B. Goldstein                                  14,900(3)             *

Samuel S. Zacharias                                108,960(4)            2.2%


Michele A. Teitelbaum                              309,800(5)            6.3%
16 Carlisle Drive
Old Brookville, NY  11545

All executive officers and directors as          1,412,858(6)           28.0%
a group (10 persons)

*Less than 1%


    (1) Includes 110,000 shares subject to options exercisable within 60 days of July 1, 1997 and 153,950 shares held by the National Record Mart, Inc. Profit Sharing Plan and Trust of which Mr. Teitelbaum is trustee and as to which shares Mr. Teitelbaum has voting and investment power. Also includes 31,500 shares held by Remsen Partners, Ltd., an affiliate of Mr. Teitelbaum and 12,300 shares held by Mr. Teitelbaum's children as to which shares Mr. Teitelbaum disclaims beneficial ownership. Excludes 309,800 shares owned by Mr. Teitelbaum's wife as to which shares Mr. Teitelbaum disclaims beneficial ownership.

    (2) Includes 5,000 shares subject to options exercisable within 60 days of July 1, 1998.

    (3) Includes 10,000 shares subject to options exercisable within 60 days of July 1, 1998.

    (4) Includes 10,000 shares subject to options exercisable within 60 days of July 1, 1998 and 97,960 shares held by REALSEARCH AG and Three Rivers Energy Corporation, affiliates of Mr. Zacharias.

    (5) Excludes 1,260,998 shares held by Mrs. Teitelbaum's husband, William A. Teitelbaum, as to which shares Mrs. Teitelbaum disclaims beneficial ownership.

    (6) Includes 140,500 shares subject to options exercisable within 60 days of July 1, 1998.

                              PROXY PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

                  At the Annual Meeting, four directors will be elected to hold office (subject to the Company's Bylaws) until the next Annual Meeting of Stockholders and until his or her respective successor has been elected and qualified. Directors of the Company will be elected by a plurality of the votes cast at the Annual Meeting.

                  If any nominee listed below should become unavailable as a candidate for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting or, if no substitute is selected by the Board of Directors, for a motion to reduce the number of directors to the number of nominees available. The information concerning the nominees has been furnished by them to the Company. Each nominee has consented to being named a nominee for director and has agreed to serve if elected.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE FOUR PERSONS NOMINATED TO THE BOARD OF DIRECTORS.

INFORMATION ABOUT DIRECTOR NOMINEES

                  The following table sets forth certain information concerning the nominees, all of whom are presently directors of the Company.

                                       Director
        Name                Age          Since                   Position
        ----                ---          -----                   --------

William A. Teitelbaum       48            1986          Chairman, Chief Executive Officer, President
                                                         and Director
Theresa Carlise             39            1993          Senior Vice President, Chief
                                                         Financial Officer, Secretary and Director
Samuel S. Zacharias         55            1993          Director
Irwin B. Goldstein          69            1993          Director

MR. TEITELBAUM has served as Chairman of the Company since 1986 and has served as President and Chief Executive Officer since 1991. In January 1997 Mr. Teitelbaum resigned as President. Mr. Teitelbaum retained his position as Chairman and Chief Executive Officer. In January 1998, Mr. Teitelbaum resumed the position of President. He also served as Vice President and Treasurer from 1986 to 1991. From 1980 to 1985, he was a partner of Bear Stearns &
Co. In addition, since 1985 Mr. Teitelbaum has been the sole shareholder and Chairman of Remsen Partners, Ltd., a New York investment firm.

MS. CARLISE joined the Company in July 1986 as a financial systems consultant in connection with the establishment of an automated accounting system and subsequently became Controller of the Company in 1987. Ms. Carlise has served as Treasurer of the Company since 1991. She served as Vice President of Finance of the Company from April 1990 to April 1993, when she became Senior Vice President, Chief Financial Officer and a director. In February 1998 she was elected Secretary.

MR. ZACHARIAS has been President, Senior Partner and a director of Gateway Financial Group, Inc., an insurance consulting and merchant banking firm, since 1983. Mr. Zacharias also has served as President and a director of Realsearch International, Ltd., an investment banking firm, since 1979. He has served as a director of Three Rivers Energy Resources, Inc. since June 1976. Mr. Zacharias has served as a director of the Company since January 1993.

MR. GOLDSTEIN was Senior Vice President--Credit for Warner Elektra Atlantic Corp. from 1985 until his retirement in 1992. From 1977 to 1985, Mr. Goldstein served in various positions at Warner Elektra Atlantic Corp., including Vice President and Director of Credit. Mr. Goldstein has served as a director of the Company since September 1993.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

                  In Fiscal Year 1998, the Board of Directors met three times and also acted on five occasions by unanimous written consent. In Fiscal Year 1998, none of the directors attended fewer than 75% of aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board upon which such director served.

                  The Board of Directors of the Company has established an Audit Committee and a Compensation and Stock Option Committee. The Audit Committee, comprised of Messrs. Goldstein and Zacharias, oversees actions taken by the Company's independent auditors and reviews the Company's internal controls. The Audit Committee met twice in Fiscal Year 1998. The Compensation and Stock Option Committee, comprised of Mr. Zacharias, reviews the compensation of the Company's officers and administers the Company's 1993 Stock Option Plan, 1993 Non-Employee Director Stock Option Plan and 1997 Non-Employee Directors Stock Option Plan. The Compensation Committee did not meet but acted on two occasions by unanimous written consent in Fiscal Year 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  As stated above, the Compensation and Stock Option Committee consists of Mr. Zacharias. During Fiscal Year 1998, no executive officer served on a compensation committee (or other board committee performing equivalent functions) or board of directors of an entity related to any member of the Board of Directors.

CASH COMPENSATION

                  Directors who are employees of the Company do not receive a retainer or fees for attending meetings of the Board of Directors or meetings of committees of the Board. Non-employee directors of the Company receive as compensation for their services to the Company, in addition to reimbursement for out-of-pocket expenses in connection with attending Board meetings, an annual fee of $5,000, payable in quarterly installments and a meeting fee of $1,000 for regularly scheduled meeting days and $500 for any committee meeting attended.

DIRECTOR STOCK OPTION PLAN

                  In May 1993, the Board of Directors adopted the National Record Mart, Inc. 1993 Non-Employee Director Stock Option Plan (the "Directors Plan"), which was approved by the stockholders of the Company on June 3, 1993. The Directors Plan provides for the grant of options to purchase Common Stock to those directors who are not employees of the Company.

                  Options to purchase up to 15,000 shares of Common Stock may be granted under the Directors Plan. Shares issued upon exercise of options granted under the Directors Plan may be authorized but unissued shares, shares repurchased and held in treasury by the Company or a combination thereof.

Each option vests over a five-year period with one-fifth of the option shares vesting on each of the first through fifth anniversaries of the date of the grant. The exercise price of options granted under the Directors Plan is the fair market value (as determined pursuant to the Directors Plan) of the Common Stock on the date of grant of the option (except that, in the case of the initial grant of options in fiscal 1994, the exercise price is $7.50 per share). Options granted under the Directors Plan may be exercised by a participant by giving written notice to the Company and by paying the exercise price in cash or by surrendering other shares of Common Stock with a market value equal to the exercise price.

                  The Directors Plan will terminate on the tenth anniversary of its effective date, subject to earlier termination by the Board of Directors. The Board of Directors has the authority to amend or terminate the Directors Plan at any time without approval, except for certain amendments which require stockholder approval. Amendments requiring stockholder approval include amendments which would materially increase the benefits accruing to participants, materially increase the number of securities which may be issued under the Directors Plan or materially modify the requirements as to eligibility for participation in the Directors Plan. In addition, no action by the Board of Directors or the stockholders with respect to the Directors Plan may alter or impair any option previously granted without the participant's consent.

                  Vested options granted under the Directors Plan must be exercised within ten years from the date of grant. In the event of a participant's termination of membership on the Board of Directors, the participant will have three months to exercise any vested options then outstanding. In the case of termination of membership on the Board of Directors for disability or death of the participant, the participant or his or her estate or beneficiary (as applicable) will have twelve months to exercise any vested options. In the event of a "change in control" (as defined in the Directors
Plan) involving the Company, all options then outstanding, including options which have not yet vested, will be deemed to vest immediately upon occurrence of the event constituting the change in control.

                  On June 30, 1997, the Company's Board of Directors approved the 1997 Non-Employee Directors Stock Option Plan (the "1997 Directors Plan"). The 1997 Directors' Plan provides for the grant of 25,000 shares to all independent members of the board who are not employees. The options are vested as of the grant date and are exercisable over a ten year period from the date of grant at an exercise price of $2.50.

                  As of March 28, 1998, each of the two non-employee directors of the Company have received options to purchase 5,000 shares of Common Stock at an exercise price of $7.50 under the Director's Plan and 5,000 shares of Common Stock at an exercise price of $2.50 under the 1997 Directors Plan. Options at the exercise price at $7.50 had no aggregate value as measured by the differences between the closing price of the Common Stock on the NASDAQ National Market System as of March 28, 1998 ($5.875 per share) and the exercise price of the options ($7.50 per share). With respect to options granted at the exercise price of $2.50, the potential realizable value of such unexercised options for each of the non-employee directors was $16,275. Executive officers, directors who are employed by the Company and other employees of the Company are not eligible to receive any grant of options under the Directors Plan.

                       EXECUTIVE OFFICERS AND COMPENSATION

                  The Company's executive officers, other than Mr. Teitelbaum and Ms. Carlise, are identified below.

GEORGE BALICKY, age 50, is Senior Vice President--Merchandising. Mr. Balicky has served the Company in various capacities since 1968, including Regional Manager, Director of Advertising, Director of Store Operations and Vice President of Marketing and Advertising. He is a member of the Retailers Advisory Board of the National Association of Recording Merchandisers. He was named Senior Vice President in February 1998.

SCOTT BARGERSTOCK, age 48, is Vice President of Business Development and has served the Company since 1970 in various positions including Store Manager, District Manager and Regional Manager. Mr. Bargerstock was promoted in February 1998 to his current position.

JAMES BENEDETTI, age 35, is Vice President of Information Systems and has been with the Company for eleven years as Manager and Director of Information Systems. In February 1998, Mr. Benedetti was promoted to his current position.

JOHN GRANDONI, age 48, is Vice President of Purchasing and has twenty-eight years of specialty music retail experience in various positions. Prior to joining the Company in 1996, Mr. Grandoni was Vice President of Purchasing and Advertising for Cavages, a music specialty retailer based in Buffalo, New York. In February 1998 Mr. Grandoni was promoted to his current position.

CHARLES MICHAEL STEPHENSON, age 43, started his career at NRM with a music retail background of twenty years with Camelot Music in Canton, Ohio. In April 1996 he joined NRM as Director of Marketing. In February 1998, Mr.
Stephenson became Vice President of Marketing for the Company.

STEVEN ZIMMERMAN, age 43, is Vice President of Store Operations and has been in the store operations area for over twenty years in various capacities at Camelot Music in Canton, Ohio. Mr. Zimmerman joined NRM in November 1995 as Director of Store Operations and has been in the position of Vice President since February 1998.

COMPENSATION OF EXECUTIVE OFFICERS

                  The following table sets forth information regarding the annual and long-term compensation paid by the Company during Fiscal Years 1998, 1997 and 1996 to the Chief Executive Officer and any other corporate officer who received in excess of $100,000 in compensation in Fiscal Year 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term
                                                             Annual            Compensation           All Other
                                                          Compensation            Awards            Compensation
                                                          ------------            ------            ------------
                                                                                Securities
                                                                                Underlying
    Name and Principal Fiscal Position         Year          Salary              Options(#)
    ----------------------------------         ----          ------              ----------
                                                                $

William A. Teitelbaum                          1998         $225,000              200,000           $   9,148(1)
Chairman, CEO, President                       1997         $225,000                 -              $   7,919(1)
and Director                                   1996         $225,000              200,000           $   4,832(1)

Theresa Carlise                                1998         $100,962                                $   1,101(2)
Senior Vice President,                         1997         $100,000                                $   1,072(2)
Chief Financial Officer                        1996         $ 93,776                                $     356(2)
and Director

(1) Amounts represent the Company's contributions to its 401(k) retirement savings plan on behalf of Mr. Teitelbaum and premiums paid for by the Company for life insurance, some of which were made pursuant to the terms of Mr. Teitelbaum's employment agreement, discussed below in "Certain Relationships and Related Transactions." Except as otherwise noted, no other compensation was paid during Fiscal Year 1998 (except for perquisites and other personal benefits, the amount of which was less than 10% of the officer's total compensation)

(2) Amounts represent the Company's contributions to its 401(k) retirement savings plan on behalf of Ms. Carlise and premiums paid for by the Company for life insurance. Except as otherwise noted, no other compensation was paid during Fiscal Year 1998, (except for perquisites and other personal benefits, the amount of which was less than 10% of the officer's total compensation).

OPTION GRANTS IN FISCAL YEAR 1998

                  The following table sets forth certain information regarding options granted to the Named Executive Officers during Fiscal 1998.

                      OPTION/WARRANT GRANTS IN FISCAL 1998
                                INDIVIDUAL GRANTS
                                -----------------


                                                                                                POTENTIAL REALIZABLE VALUE AT
                                                                                                ASSUMED ANNUAL RATES OF STOCK
               NUMBER OF        PERCENT OF                                                          PRICE APPRECIATION FOR
                 SHARES        TOTAL OPTIONS                     MARKET PRICE                          OPTION TERM (1)
               UNDERLYING       GRANTED TO                        ON DATE OF                          -------------------
             OPTION GRANTS       EMPLOYEES      EXERCISE PRICE       GRANT       EXPIRATION
   NAME           (#)         IN FISCAL YEAR      ($/SHARE)        ($/SHARE)        DATE        0%          5%           10%
   ----           ---         --------------      ---------        ---------        ----        --          --           ---

William A.      200,000            88.5%             $.10           $9.125         7/1/24      $1,805,000   $6,792,000   $23,906,000
Teitelbaum

----------
  1. Based on the fair market value of the Common Stock of $9.125 per share at July 1, 1997.

OPTION EXERCISES IN FISCAL YEAR 1998 AND 1998 FISCAL YEAR-END VALUES

                  The following table sets forth certain information regarding options of the Named Executive Officers outstanding at the end of Fiscal Year 1998.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
                            AND FY-END OPTION VALUES

                                                      NUMBER OF SECURITIES
                      SHARES                         UNDERLYING UNEXERCISED                VALUE OF UNEXERCISED
                    ACQUIRED ON      REALIZED          OPTIONS AT FISCAL                IN-THE-MONEY OPTIONS AT
      NAME           EXERCISE         VALUE               YEAR-END (#)                      FISCAL YEAR-END (5)
      ----        --------------    ---------        ----------------------            ------------------------

                                                 EXERCISABLE     UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
                                                 -----------     -------------       -----------    -------------

William A.               0              0          110,000(4)        290,000(4)         $395,250       $1,434,750
Teitelbaum
(1) (2) (3)

 (1) On June 15, 1996, the Company's Board of Directors approved the issuance to Mr. Teitelbaum of options to purchase 200,000 shares of the Company's Common Stock at an option exercise price of $2.50 per share. These options vest pro rata over 4 years, with an expiration date of June 15, 2007.

(2) On December 18, 1996, Mr. Teitelbaum canceled his right to purchase a total of 200,000 shares of the Company's Common Stock exercisable at a price of $.10 per share.

(3 On July 1, 1997, the Company's Board of Directors approved the issuance to Mr. Teitelbaum of options to purchase 200,000 shares of the Company's Common Stock. The options vest pro rata over twenty years and are exercisable at $0.10, with an expiration date of July 1, 2024. The options vest automatically in full upon the termination or death of Mr. Teitelbaum or the merger, acquisition or liquidation of the Company.

(4) Of the 110,000 exercisable options, 100,000 were exercisable at an exercise price of $2.50 per share and 10,000 were exercisable at an exercise price of $.10 per share and of the 290,000 unexercisable options, 100,000 will be exercisable at an exercise price of $2.50 per share and 190,000 will be exercisable at an exercise price of $.10 per share.

(5) The per share fair market value for the Company's Common Stock was $5.875 per share at March 28, 1998.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers, directors and persons who own more than 10 percent of the Common Stock file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of Common Stock and other equity securities on Form 4. Officers, directors and greater than 10 percent stockholders of the Company are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on reviews of such reports furnished to the Company and written representations that no other reports are required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during Fiscal Year 1998.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.

                  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Stock Performance Graph on page 12 shall not be incorporated by reference into any such filings.


                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

To: The Board of Directors

                  The Compensation Committee of the Board of Directors of National Record Mart, Inc. (the "Company") is responsible for establishing the policies and programs which determine the compensation of the Company's Chief Executive Officer and other executive officers. The Committee reviews with the Board, in detail, all aspects of compensation for such officers. The Committee is also responsible for administering and granting stock options pursuant to the Company's 1993 Stock Option Plan. No member of the Committee is a former or current officer or employee of the Company.

                  Base Salaries and Bonuses. Except as provided below, the base salaries and bonuses of the executive officers for each fiscal year are established by the Board of Directors upon recommendation of the Committee. Base salary is determined at the beginning of each fiscal year and bonuses, if any, are awarded after the financial results for the fiscal year have become available.

                  Base salary depends primarily on the office and responsibilities of the executive officer and is reviewed annually. Increases are normally affected by the Company's financial performance. Two executive officers, William A. Teitelbaum and Theresa Carlise, have employment agreements with the Company. Mr. Teitelbaum's base salary for the 1998 fiscal year was specified under his five year employment agreement with the Company, dated April 1, 1993, described in the Company's proxy statement. Mr. Teitelbaum's employment agreement establishes his base salary at $225,000 per year. Ms. Carlise's employment agreement, dated as of January 1, 1996, which is also described in the Company's proxy statement, establishes her base salary at $100,000 per year.

                  As to bonuses, it is a basic philosophy of the Committee that executive officers should have a meaningful portion of their total compensation tied to the profitability of the Company. Accordingly, financial results for the fiscal year in question are the primary consideration in determining the bonuses of executive officers, but other factors have significance as well, including the individual performance of each officer. Under the terms of his employment agreement, Mr. Teitelbaum is entitled to bonus compensation in an amount equal to 4% of the increase (if any) in the Company's "pre-tax operating income" over the prior year. No such bonus was paid in Fiscal Years 1997 or 1996. Pursuant to her agreement, Ms. Carlise is entitled to such bonus compensation as the Committee deems appropriate.

                  Stock Options. Stock options are granted by the Committee pursuant to the Company's 1993 Stock Option Plan and are the principal form of long-term compensation presently received by the Company's executive officers. The Committee views stock options as particularly beneficial long-term incentives because such options aid in tying the interests of the executives with those of the stockholders. The decisions of the Committee with respect to stock options are based upon each individual's job level and performance.

                             Compensation Committee
                             Samuel S. Zacharias
                             June 20, 1998


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  Teitelbaum Loans. Mr. Teitelbaum, Chairman, Chief Executive Officer and President of the Company, is the sole shareholder and Chairman of Remsen Partners, Ltd., an investment firm ("Remsen"). The largest amount of indebtedness of Mr. Teitelbaum and Remsen to the Company outstanding during Fiscal Year 1998 was approximately $422,298. A portion of the indebtedness relates to a loan made by the Company to Mr. Teitelbaum which was accompanied by a note agreement made by Mr. Teitelbaum in favor of the Company which bears interest at prime plus 1-1/2%. Another substantial portion of the obligations arises from the health insurance plan carried by the Company on its policy on behalf of Remsen. The Company pays the premiums under such policy and Remsen reimburses the Company, with any past due payments from Remsen carrying an interest rate of prime plus 1-1/2%. The indebtedness also includes an obligation paid by the Company on behalf of Mr. Teitelbaum which arose from the Internal Revenue Service's recent reclassification of certain income of the Company. As of March 28, 1998, Mr. Teitelbaum and Remsen were indebted to the Company for approximately $399,544.

                  Employment Agreements. William A. Teitelbaum has an employment agreement with the Company for an initial term of five years commencing on April 1, 1993. Such term will be automatically renewed on April 1, 1996 for an additional year and each anniversary of such date unless either party elects to terminate such automatic renewal. The agreement provides for an annual base salary of $225,000 commencing on June 27, 1993, with annual cost of living increases or other merit increases approved by the Board of Directors, plus a bonus equal to four percent of the increase in the Company's pre-tax operating income from the prior fiscal year, subject to a maximum bonus equal to his base salary. Pursuant to the agreement, the Company has purchased $5.0 million of life insurance for which Mr. Teitelbaum may designate the beneficiary. The agreement prohibits Mr. Teitelbaum from competing with the Company during his employment and for a period equal to the greater of (i) two years after his termination for proper cause or (ii) the period of time during which he is receiving payments from the Company pursuant to the agreement. The agreement requires the Company to pay Mr. Teitelbaum an amount equal to 2.99 times his "base amount" (as defined by the Internal Revenue Code) if, following a change in control of the Company, the agreement is terminated by the Company or, if the Company achieves certain minimum shareholder investment returns. Under his employment agreement, Mr. Teitelbaum is entitled to fringe benefits including vacation and health insurance pursuant to the compensation policies and practices of the Company, as well as an automobile and reimbursement for expenses reasonably incurred by Mr. Teitelbaum in connection with the performance of his services to the Company. Mr. Teitelbaum is also entitled to such supplementary retirement benefits, if any, as may be provided by any plan or plans hereafter established by the Company. The agreement provides that Mr. Teitelbaum will devote a substantial majority of his working time as a full-time officer of the Company, although it permits him to engage in non-competitive business activities.

                  In addition, Theresa Carlise has an employment agreement with the Company for an initial term of three years commencing on January 1, 1996. Such term may be automatically renewed on December 31, 1997 for three additional years. The agreement provides for an annual base salary of $100,000, with annual cost of living increases and such merit increases as the Chief Executive Officer may deem appropriate. Pursuant to the agreement, Ms. Carlise is also eligible for such bonus compensation as the Board of Directors of the Company determines to be appropriate and is entitled to vacation, retirement benefits and other fringe benefits. The agreement prohibits Ms. Carlise from competing with the Company during her employment and for a one-year period following termination of her employment, unless she is terminated without proper cause or because of disability.

                  The Company believes that each of the transactions and agreements above contains terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms' length basis.



National Record Mart, Inc.
Stock Performance Graph
Fiscal 1998
                                       NRM           Peer Group       NASDAQ
                  Aug 93             $100.00           $100.00        $100.00
                  Dec 93              $97.44           $142.15        $105.00
                  Mar 94              $73.32           $122.30        $100.60
                  Jun 94              $53.32            $97.73         $95.92
                  Sep 94              $66.65            $94.63        $103.86
                  Dec 94              $46.66            $65.25        $102.66
                  Mar 95              $34.99            $57.63        $112.13
                  Jun 95              $31.66            $57.99        $130.33
                  Sep 95              $36.66            $51.18        $146.01
                  Dec 95              $12.70            $25.36        $147.74
                  Mar 96              $15.00            $26.40        $154.59
                  Jun 96              $31.66            $29.02        $167.28
                  Sep 96              $20.00            $19.30        $173.22
                  Dec 96              $16.66            $19.06        $181.71
                  Mar 97              $23.33            $23.04        $171.89
                  Jun 97              $17.50            $35.68        $203.25
                  Sep 97              $59.99            $74.96        $237.64
                  Dec 97              $48.32            $59.89        $222.90
                  Mar 98              $78.31            $92.68        $260.70


                              PROXY PROPOSAL NO. 2
                       APPOINTMENT OF INDEPENDENT AUDITORS

                  The Board of Directors will request that stockholders ratify the appointment of Ernst & Young LLP as the Company's independent auditors to examine the financial statements of the Company for the year ending March 27, 1999. The firm of Ernst & Young LLP has served as the Company's public accountants since 1991. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.


                            EXPENSES OF SOLICITATION

                  The costs of this solicitation have been, or will be borne, by the Company. In addition to the use of the mails, proxies may be solicited by the Company's directors, officers and employees, without extra compensation, by personal interview, telephone and telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.


                           ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST OF ANY STOCKHOLDER SOLICITED HEREBY, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 28, 1998. REQUESTS SHOULD BE DIRECTED TO THERESA CARLISE, 507 FOREST AVENUE, CARNEGIE, PENNSYLVANIA 15106. ANY BENEFICIAL OWNER SHOULD INCLUDE A GOOD FAITH REPRESENTATION THAT AS OF THE RECORD DATE HE OR SHE IS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE.

                         STOCKHOLDER PROPOSALS FOR 1999

                  In order for any stockholder proposal to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to the Annual Meeting of Stockholders to be held in 1999, the same must be received by the Company at its principal executive offices no later than April 14, 1999.

                       By Order of the Board of Directors,

                                     Theresa Carlise
                                        Secretary

                           NATIONAL RECORD MART, INC.
           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT
  JAMES H. REED BUILDING, 435 SIXTH AVENUE, FOURTH FLOOR, PITTSBURGH, PA 15219
              THURSDAY, SEPTEMBER 17, 1998 - 9:30 A.M. (LOCAL TIME)
                       SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of NATIONAL RECORD MART, INC. (the "Company") does hereby appoint William A. Teitelbaum and Theresa Carlise, or either of them acting individually, with full power of substitution, as proxies of the undersigned to vote at the Annual Meeting of Stockholders of the Company to be held September 17, 1998 (the "Annual Meeting"), and at all adjournments thereof, all the shares of Common Stock of the Company which the undersigned may be entitled to vote, on the matters set forth on the reverse side of this card and described in the Proxy Statement and, in their discretion, on any other business which may properly come before the Annual Meeting.

The undersigned stockholder hereby also revokes all previous proxies for the Annual Meeting, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement both dated August 13, 1998, and of the Annual Report to Stockholders for 1998.

YOU ARE URGED TO PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING.

The shares represented by this Proxy will be voted as directed by the stockholder. If this proxy is executed but no direction is given, the shares will be voted "FOR" Items 1 and 2.

                (Continued and to be signed on the reverse side)


--------------------------------------------------------------------------------


  [  X  ]  Please mark you votes as this



                  ITEM 1 -- Election of the following four directors: William A.
                  Teitelbaum, Theresa Carlise, Samuel S. Zacharias and Irwin B.
                  Goldstein. A vote FOR includes discretionary authority to vote for a substituted nominee if any of the nominees listed becomes unable to serve or for a good cause will not serve.

                                 FOR All              WITHHOLD
                                 Nominees            AUTHORITY
                             (except as shown       to Vote for
                              to the right)         All Nominees


                                                    (To withhold authority to vote for one or more
                                                    nominees, print such nominee's or nominees'
                                                    name(s) on the line below

                                                    ------------------------------------------------


                  ITEM 2 - Ratification of the appointment of Ernst & Young as independent auditors of the Company for the fiscal year ending
                  March 29, 1999.

                              FOR              AGAINST           ABSTAIN

                            [      ]           [      ]          [      ]

                                               Please date and sign exactly as your name appears hereon

                                               and return in the enclosed envelope. If acting as attorney, executor, administrator, guardian or trustee, please so

                                               indicate with your full title when signing. If a corporation, please sign in full corporate name, by duly authorized officer.
                                               If shares are held jointly, each stockholder named should sign.





SIGNATURE(S)                                                         DATE
            ---------------------------------------------------------     ----------------------------------

NOTE: Please sign as name appears hereon. Just owners should each sign. When signing as attorney, executor administrator, trustee or guardian, please give full title as such.